Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Chesapeake Midstream Partners, L.P., of our report dated March 11, 2011 relating to the financial statements of Chesapeake Midstream Partners, L.P., which appears in Chesapeake Midstream Partners, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

February 10, 2012